Cryoport Announces Appointment of Ramkumar Mandalam, Ph.D.

to Board of Directors

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Mandalam to also join Compensation and Nominating and Governance Committees

LAKE FOREST, CA – June 16, 2014 — Cryoport, Inc. (OTC BB: CYRX) ("the Company"), the leading, global provider of advanced cryogenic logistics solutions, today announced the appointment of Ramkumar Mandalam, Ph.D., to its Board of Directors. Additionally, he has been appointed to serve as a member of the Compensation and Nominating and Governance Committees. Following Dr. Mandalam’s appointment, Cryoport’s Board of Directors will have a total of five members, including four independent members.

“The need for an effective and efficient cryogenic transportation is critical to preserve the potency and viability of sensitive biological cellular materials that are being developed in the growing fields of Regenerative Medicine and Immunotherapy,” stated Dr. Mandalam. He continued, “Cryoport provides unique shipping solutions in a comprehensive, easy-to-use, economic, and reliable manner while addressing the time and temperature sensitivities of these materials. I am excited to join Cryoport’s Board and look forward to contributing to its continued growth. I am eager to work with the Company’s experienced management team and other board members as we look to further expand the market for cryogenic logistics for biologic materials.”

Jerrell Shelton, Chief Executive Officer of Cryoport, stated, "We welcome Dr. Mandalam to our Board. He brings invaluable industry expertise within the life sciences. His extensive insights will allow us to better navigate our markets from our clients’ perspectives. We will benefit tremendously from his expertise as the already large and growing cryogenic logistics market becomes further enhanced by rapidly developing autologous and allogeneic therapies.”

“I am delighted to welcome Dr. Mandalam to our Board,” commented Richard Rathmann, Chairman of the Board of Cryoport. “Dr. Mandalam complements the Board with his experience and success in leading the development of complex biological products. He will be a great asset to Cryoport as we strengthen our position as the premier global logistics provider in the cold chain.”

Dr. Mandalam joins Cryoport’s Board with twenty years of experience in the development of biologics. He is currently the President and Chief Executive Officer of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing cellular and antibody therapies for the treatment of hematological malignancies and blood related disorders. Previously, Dr. Mandalam served as Executive Director of Product Development at Geron Corporation, where he managed the development and manufacturing of cell based therapies for treatment of degenerative diseases and cancer. Dr. Mandalam has also held positions of increasing responsibility at Aastrom Biosciences, most recently as Director of Developmental Research. Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan. He is the author or co-author of several publications, patent applications, and abstracts.

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About Cryoport, Inc.

Cryoport provides leading edge cryogenic logistics solutions to the life sciences industry through the combination of purpose-built proprietary packaging, advanced information technology and highly skilled logistics expertise which manages the entire cold chain logistics process. Cryoport Express® liquid nitrogen dry vapor shippers are validated to maintain a constant -150°C temperature for a 10-plus day dynamic shipment duration, and its Cryoportal™ Logistics Management Platform assists in managing the entire logistics process, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. Cryoport’s total turnkey logistics solutions offer reliability, cost effectiveness, and convenience, while the use of recyclable and reusable components provides a “green” and environmentally friendly solution. Cryoport service options include recording the “chain of condition” and “chain of custody” for all shipments thereby meeting the exacting requirements for scientific work and for regulatory purposes. For more information visit www.cryoport.com.

Forward Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2013. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise, any forward-looking statements in this press release.

Cryoport Contacts:
Todd Fromer / Garth Russell
tfromer@kcsa.com / grussell@kcsa.com
P: 1-212-682-6300

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